Mannatech Reports First Quarter 2019 Financial Results

(FLOWER MOUND, Texas) May 6, 2019 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2019.

Quarter End Results

First quarter net sales for 2019 were $38.0 million, a decrease of $3.4 million, or 8.2%, as compared to $41.4 million in the first quarter of 2018. Income from operations increased to $1.1 million for the first quarter 2019, from a loss of $0.9 million in the same period in 2018.

Net income was $0.7 million, or $0.28 per diluted share, for the first quarter 2019, as compared to a net loss of $0.3 million, or $0.10 per diluted share, for the first quarter 2018.

Gross profit as a percentage of sales improved to 80.4% for the three months ended March 31, 2019, as compared to 80.1% for the same period in 2018.

Commission and incentives as a percentage of net sales was 40.0% for the three months ended March 31, 2019, as compared to 41.0% for the same period in the prior year.

For the three months ended March 31, 2019, overall selling and administrative expenses decreased by $0.4 million to $7.6 million, as compared to $8.0 million for the same period in 2018. The decrease in selling and administrative expenses consisted primarily of a $0.7 million decrease in marketing costs partially offset by a $0.3 million increase in payroll related costs.

For the three months ended March 31, 2019, other operating costs decreased by $2.4 million to $6.1 million, as compared to $8.5 million for the same period in 2018 attributed to a $0.8 million decrease in travel and entertainment costs associated with our corporate sponsored events and a $0.2 million decrease in legal and consulting fees. Finally, last year the Company incurred the $1.1 million one-time costs of moving the headquarters during the first quarter.

For lack of participation, the Company will not conduct quarterly conference calls; the Company intends to continue its practice of issuing earnings releases in connection with the filing of its quarterly and annual reports.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of our packs or products as of March 31, 2019 and 2018 were approximately 203,000 and 210,000, respectively. Recruiting increased 12.0% in the first quarter of 2019 as compared to the first quarter of 2018. The number of new independent associate and preferred customer positions in the company’s network for the first quarter of 2019 was approximately 20,363 as compared to 18,180 in 2018.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, which reconcile net income (loss), as reported to net earnings, as adjusted. This presentation isolates the effects of some items that vary from period to period without any correlation to core operating performance and eliminates certain items that management believes do not reflect the Company’s operations and underlying operational performance. Please see Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted).

Safe Harbor statement

Forward-looking statements generally can be identified by the use of phrases or terminologies such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “hopes,” “potential,” and “continues” or other similar words or the negative of such terminology.

We caution readers that such forward-looking statements are subject to certain events, risks, uncertainties, and other factors and speak only as of today. We also refer our readers to review our SEC submissions.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$19,589	$21,845
Restricted cash	1,513	1,514
Accounts receivable, net of allowance of $767 and $770 in 2019 and 2018, respectively	143	106
Income tax receivable	242	291
Inventories, net	12,848	12,821
Prepaid expenses and other current assets	3,803	3,361
Deferred commissions	2,420	2,449
Deferred tax assets, net	—	—
Total current assets	40,558	42,387
Property and equipment, net	5,839	5,860
Construction in progress	740	904
Long-term restricted cash	7,979	7,225
Other assets	8,595	3,894
Long-term deferred tax assets, net	1,728	1,928
Total assets	$65,439	$62,198
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$81	$75
Accounts payable	5,880	6,724
Accrued expenses	7,440	5,995
Commissions and incentives payable	11,079	12,189
Taxes payable	2,538	2,655
Current deferred tax liability	—	—
Current notes payable	975	702
Deferred revenue	5,393	5,274
Total current liabilities	33,386	33,614
Capital leases, excluding current portion	73	72
Long-term deferred tax liabilities	3	3
Long-term notes payable	756	883
Other long-term liabilities	5,575	2,302
Total liabilities	39,793	36,874
Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,395,219 shares outstanding as of March 31, 2019 and 2,742,857 shares issued and 2,381,149 shares outstanding as of December 31, 2018	—	—
Additional paid-in capital	33,905	33,939
Retained earnings (deficit)	(2,397)	(2,782)
Accumulated other comprehensive income	3,896	4,337
Treasury stock, at average cost, 347,638 shares as of March 31, 2019 and 361,708 shares as of December 31, 2018	(9,758)	(10,170)
Total shareholders’ equity	25,646	25,324
Total liabilities and shareholders’ equity	$65,439	$62,198

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	For the three months ended March 31,
	2019	2018
Net sales	$37,973	$41,383
Cost of sales	7,427	8,249
Gross profit	30,546	33,134
Operating expenses:
Commissions and incentives	15,199	16,985
Selling and administrative expenses	7,576	7,980
Depreciation and amortization expense	528	511
Other operating costs	6,123	8,546
Total operating expenses	29,426	34,022
Income (loss) from operations	1,120	(888)
Interest income (expense), net	(95)	29
Other income (expense), net	4	288
Income (loss) before income taxes	1,029	(571)
Income tax (provision) benefit	(341)	307
Net income (loss)	$688	$(264)
Earnings (loss) per common share:
Basic	$0.29	$(0.10)
Diluted	$0.28	$(0.10)
Weighted-average common shares outstanding:
Basic	2,396	2,719
Diluted	2,462	2,719

Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted)
(Unaudited and unreviewed) (Table provides Dollars in thousands)
In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net earnings, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminating certain items that management believes do not reflect the Company’s operations and underlying operational performance.
The following is a reconciliation of net income (loss), presented and reported in accordance with U.S. generally accepted accounting principles, to net earnings, as adjusted for certain items:

	Three Months Ended
	3/31/2019	3/31/2018
Net income (loss), as reported	$688	$(264)
Expenses related to moving the corporate headquarters	—	1,091
Net earnings, as adjusted	$688	$827